Waystar Reports Third Quarter 2026 Results

Q3 revenue of $325.6M, up 21% year over year
Q3 net income of $31.0M and non-GAAP net income of $87.1M
Q3 net income margin of 10%; adjusted EBITDA margin of 43%
LEHI, Utah and LOUISVILLE, Ky., November 2, 2026 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the third quarter ended September 30, 2026.
"Waystar delivered another quarter of robust bookings and healthy demand across the business," said Matt Hawkins, Chief Executive Officer of Waystar. "Providers are increasingly consolidating more of the revenue cycle onto Waystar's connected platform, deepening relationships across both new and existing clients as they adopt more of our AI-powered capabilities. We are focused on executing against the opportunities in front of us and extending our market leadership as we leverage AI and agentic capabilities to reshape the revenue cycle.”
Third Quarter 2026 Financial Highlights
•Revenue of $325.6 million, up 21% year-over-year
•Net income of $31.0 million, GAAP net income per diluted share of $0.16, and net income margin of 10%
•Non-GAAP net income of $87.1 million and non-GAAP net income per diluted share of $0.44
•Adjusted EBITDA of $139.3 million and adjusted EBITDA margin of 43%
•Cash flow from operations of $103.9 million and unlevered free cash flow of $114.8 million

Key Performance Metrics and Revenue Disaggregation
•1,488 clients contributed over $100,000 in LTM revenue, up 14% year-over-year
•Net revenue retention rate (NRR) of 108%
•Third quarter 2026 subscription revenue of $180.7 million, up 34% year-over-year
•Third quarter 2026 volume-based revenue of $142.9 million, up 8% year-over-year
•Third quarter 2026 provider revenue of $243.4 million, up 28% year-over-year
•Third quarter 2026 patient revenue of $82.2 million, up 5% year-over-year
Financial Outlook
As of November 2, 2026, Waystar provides the following guidance for its full fiscal year 2026.1
•Total revenue is expected to be between $1.277 billion and $1.287 billion
•Adjusted EBITDA is expected to be between $543 million and $549 million
•Non-GAAP net income is expected to be between $322 million and $337 million
•Diluted non-GAAP net income per share is expected to be between $1.63 and $1.71
Webcast Information
Waystar will discuss its financial results on a conference call scheduled at 4:30 p.m. Eastern Time today, November 2, 2026. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. Waystar will archive the webcast on its site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K, furnished November 2, 2026, are available on the Investor Relations page of Waystar's website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
1We have not reconciled the forward-looking adjusted EBITDA, non-GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management uses non-GAAP net income and non-GAAP net income per share to evaluate our core operating profitability on an after-tax basis exclusive of certain non-cash and non-recurring items that Management does not believe are indicative of our core operating performance, and to facilitate comparison with peer companies that may have different capital structures, acquisition histories, or tax profiles. Management uses non-GAAP operating expenses to evaluate trends in our cost structure excluding the items above. Management uses unlevered free cash flow to evaluate cash generation from our core business operations independent of our capital structure. Management uses net debt, gross debt, adjusted net leverage ratio and adjusted gross leverage ratio to evaluate our capital structure and leverage. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating expenses, unlevered free cash flow, net debt, gross debt, adjusted net leverage ratio and adjusted gross leverage ratio are not recognized terms under GAAP and should not be considered as an alternative to net income (loss), net income (loss) margin or the related GAAP expense line items as measures of financial performance, cash provided by operating activities as a measure of liquidity, total debt as a measure of indebtedness, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. A quantitative reconciliation of the forward-looking non-GAAP financial measures included in our financial outlook is not provided for the reasons described under "Financial Outlook." Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

The following non-GAAP financial measures and key performance metrics are defined below:
Adjusted EBITDA and adjusted EBITDA Margin
We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition, integration and transaction costs, asset and lease impairments, costs related to amended debt agreements, IPO and secondary offering costs and costs related to other unusual, non-recurring or otherwise notable items. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share
We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition, integration and transaction costs, asset and lease impairments, costs related to our IPO, and the Secondary Offerings, costs related to amended debt agreements and amortization of intangibles, and costs related to other unusual, non-recurring or otherwise notable items. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimated tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.
Unlevered Free Cash Flow
We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.
Net Debt
We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.
Adjusted Net Leverage Ratio
We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.
Gross Debt
We define gross debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization.
Adjusted Gross Leverage Ratio
We define adjusted gross leverage ratio as gross debt divided by adjusted EBITDA over the preceding twelve months.
Key Performance Metrics
Net Revenue Retention Rate
Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.
Customer Count with >$100,000 of Revenue
We regularly monitor and review our count of clients who generate more than $100,000 of revenue.

Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2026, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2026.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses, including the acquisition of Iodine; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform or data (including personal information and other regulated data); the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; the development, deployment, and use of AI; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our Processing of personal information (which may also be referred to as “personal data” or “personally identifiable information”); reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act/anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; our substantial debt and restrictive covenants in the agreements governing our Credit Facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; our history of net losses and our ability to achieve or maintain profitability; the interests of certain investors may be different than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.
Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
About Waystar
Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing approximately 1.5 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 8.5 billion healthcare payment transactions, including over $3.0 trillion in annual gross claims and spanning approximately 60% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$325,624	$268,651	$959,172	$795,740
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	99,202	85,136	293,923	255,525
Sales and marketing	51,998	45,158	148,207	128,805
General and administrative	51,393	32,422	118,495	84,914
Research and development	20,299	12,403	56,390	36,103
Depreciation and amortization	41,466	33,300	124,384	100,106
Total operating expenses	264,358	208,419	741,399	605,453
Income from operations	61,266	60,232	217,773	190,287
Other expense
Interest expense, net	(18,182)	(16,613)	(56,531)	(52,195)
Related party interest expense	(1,115)	(902)	(3,059)	(2,475)
Income before income taxes	41,969	42,717	158,183	135,617
Income tax expense	10,944	12,069	43,008	43,516
Net income	$31,025	$30,648	$115,175	$92,101
Net income per share:
Basic	0.16	0.18	0.60	0.53
Diluted	0.16	0.17	0.59	0.51
Weighted-average shares outstanding:
Basic	191,938,402	174,352,079	191,825,646	173,388,077
Diluted	195,913,142	181,240,033	195,743,104	181,165,738

Waystar Holding Corp.
Unaudited Consolidated Balance Sheets
(in thousands, except for share and per share data)

	September 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$30,820	$61,355
Restricted cash	24,161	15,454
Investment securities	246,075	24,877
Accounts receivable, net of allowance of $4,130 at September 30, 2026 and $6,170 at December 31, 2025	187,007	177,037
Income tax receivable	—	6,437
Prepaid expenses	22,834	20,078
Other current assets	4,551	3,174
Total current assets	515,448	308,412
Property, plant and equipment, net	73,172	51,649
Operating lease right-of-use assets, net	11,922	12,972
Intangible assets, net	1,189,418	1,292,839
Goodwill	4,014,868	4,016,818
Deferred costs	110,720	93,951
Other long-term assets	7,292	8,459
Total assets	$5,922,840	$5,785,100
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$68,078	$50,949
Accrued compensation	31,025	40,942
Aggregated funds payable	23,369	15,104
Other accrued expenses	38,020	22,990
Deferred revenue	64,773	67,855
Current portion of long-term debt	13,404	13,537
Related party current portion of long-term debt	790	657
Current portion of operating lease liabilities	5,713	6,029
Total current liabilities	245,172	218,063
Long-term liabilities
Deferred tax liability	174,539	211,320
Long-term debt, net, less current portion	1,374,057	1,394,523
Related party long-term debt, net, less current portion	75,468	64,186
Operating lease liabilities, net of current portion	11,163	11,994
Deferred revenue - long-term	5,572	5,496
Other long-term liabilities	278	692
Total liabilities	1,886,249	1,906,274
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; zero shares issued or outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 shares authorized at September 30, 2026 and December 31, 2025, respectively; 193,813,805 and 191,587,193 shares outstanding at September 30, 2026 and December 31, 2025, respectively; 192,265,522 and 191,587,193 shares outstanding at September 30, 2026 and December 31, 2025, respectively	1,938	1,916
Treasury stock, at cost	(33,487)	—
Additional paid-in capital	4,060,817	3,986,353
Accumulated other comprehensive income (loss)	959	(632)
Retained earnings (accumulated deficit)	6,364	(108,811)
Total stockholders’ equity	4,036,591	3,878,826
Total liabilities and stockholders’ equity	$5,922,840	$5,785,100

Waystar
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$115,175	$92,101
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	124,384	100,106
Stock-based compensation	49,691	29,871
Provision for bad debt expense	2,884	2,605
Loss on extinguishment of debt	113	711
Impairment expense	1,990	—
Deferred income taxes	(37,490)	22,959
Amortization of debt discount and issuance costs	2,010	2,021
Other	86	—
Changes in:
Accounts receivable	(12,854)	(3,045)
Income tax receivable	6,437	2,838
Prepaid expenses and other current assets	(4,898)	(4,980)
Deferred costs	(16,282)	(7,116)
Other long-term assets	705	(2,362)
Accounts payable and accrued expenses	20,824	10,580
Deferred revenue	(3,006)	(1,863)
Operating lease right-of-use assets and lease liabilities	(1,582)	(1,387)
Net cash provided by operating activities	248,187	243,039
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(41,359)	(17,069)
Purchase of investment securities	(368,341)	(206,444)
Proceeds from sale or maturity of investment securities	149,088	206,444
Measurement period adjustments related to prior year acquisition	2,037	—
Net cash used in investing activities	(258,575)	(17,069)
Cash flows from financing activities
Change in aggregated funds liability	8,265	1,789
Repurchase of common stock	(33,487)	—
Proceeds from issuance of common stock from employee equity plans	24,628	22,439
Proceeds from issuances of debt, net of creditor fees	19,800	—
Payments on debt	(30,646)	(8,751)
Finance lease liabilities paid	—	(672)
Net cash provided by (used in) financing activities	(11,440)	14,805
Increase/(decrease) in cash and cash equivalents during the period	(21,828)	240,775
Cash and cash equivalents and restricted cash–beginning of period	76,809	204,582
Cash and cash equivalents and restricted cash–end of period	$54,981	$445,357
Supplemental disclosures of cash flow information
Interest paid	$62,124	$59,303
Cash taxes paid (refunds received), net	58,882	9,439
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	996	539
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	30,820	421,056
Restricted cash	24,161	24,301
Total	54,981	445,357

Waystar
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income	$31,025	$30,648	$115,175	$92,101
Interest expense, net	19,297	17,515	59,590	54,670
Income tax expense	10,944	12,069	43,008	43,516
Depreciation and amortization	41,466	33,300	124,384	100,106
Stock-based compensation expense	24,442	11,597	49,691	29,871
Acquisition, integration and transaction costs	9,629	5,313	13,236	6,197
Asset and lease impairments	—	—	1,990	—
Other (a)	2,499	2,261	4,356	6,540
Adjusted EBITDA	$139,302	$112,703	$411,430	$333,001
Revenue	$325,624	$268,651	$959,172	$795,740
Net income margin	9.5%	11.4%	12.0%	11.6%
Adjusted EBITDA margin	42.8%	42.0%	42.9%	41.8%
(a)For the three and nine months ended September 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026) totaling $1.4 million and $3.0 million, respectively and executive severance totaling $1.1 million and $1.1 million, respectively. For the three and nine months ended September 30, 2025, adjustments include secondary offering costs of $1.4 million and $4.6 million, respectively; costs related to amended debt agreements totaling $0.6 million; lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.7 million, respectively, and executive severance costs totaling $0.0 million and $0.6 million, respectively.

Waystar
Reconciliation of Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue (exclusive of depreciation and amortization expenses)	$99,202	$85,136	$293,923	$255,525
Less Stock-based compensation expense	(1,072)	(418)	(2,101)	(1,064)
Less Acquisition, integration and transaction costs	(1,011)	(3)	(3,266)	(3)
Less Other (a)	(2)	-	(2)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	$97,117	$84,715	$288,554	$254,458

Sales and marketing	51,998	45,158	148,207	128,805
Add/(Less) Stock-based compensation expense	(2,520)	(2,392)	(4,867)	(6,198)
Add/(Less) Acquisition, integration and transaction costs	-	(79)	54	(79)
Less Other (a)	(146)	-	(246)	-
Sales and marketing, adjusted	$49,332	$42,687	$143,148	$122,528

General and administrative	51,393	32,422	118,495	84,914
Less Stock-based compensation expense	(18,182)	(7,218)	(36,499)	(18,418)
Less Acquisition, integration and transaction costs	(7,681)	(5,119)	(8,878)	(5,778)
Less Asset and lease impairments	-	-	(1,990)	-
Less Other (a)	(2,347)	(2,261)	(4,104)	(6,540)
General and administrative, adjusted	$23,183	$17,824	$67,024	$54,178

Research and development	20,299	12,403	56,390	36,103
Less Stock-based compensation expense	(2,668)	(1,569)	(6,224)	(4,191)
Less Acquisition, integration and transaction costs	(937)	(112)	(1,146)	(337)
Less Other (a)	(4)	-	(4)	-
Research and development, adjusted	$16,690	$10,722	$49,016	$31,575

Depreciation and amortization	41,466	33,300	124,384	100,106
Less Intangible amortization	(34,474)	(27,851)	(103,421)	(84,081)
Depreciation and amortization, adjusted	$6,992	$5,449	$20,963	$16,025

Income tax expense	10,944	12,069	43,008	43,516
Plus Tax effect of adjustments	14,919	9,875	36,266	26,605
Income tax expense, adjusted	$25,863	$21,944	$79,274	$70,121
(a)For the three and nine months ended September 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026) totaling $1.4 million and $3.0 million, respectively, and executive severance totaling $1.1 million and $1.1 million, respectively. For the three and nine months ended September 30, 2025, adjustments include secondary offering costs of $1.4 million and $4.6 million, respectively; costs related to amended debt agreements totaling $0.6 million; lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.7 million, respectively, and executive severance costs totaling $0.0 million and $0.6 million, respectively.

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income	$31,025	$30,648	$115,175	$92,101
Stock-based compensation	24,442	11,597	49,691	29,871
Acquisition, integration and transaction costs	9,629	5,313	13,236	6,197
Asset and lease impairments	—	—	1,990	—
Other (a)	2,499	2,261	4,356	6,540
Intangible amortization	34,474	27,851	103,421	84,081
Tax effect of adjustments	(14,919)	(9,875)	(36,266)	(26,605)
Non-GAAP net income	$87,150	$67,795	$251,603	$192,185

Non-GAAP net income per share:
Basic	$0.45	$0.39	$1.31	$1.11
Diluted	$0.44	$0.37	$1.29	$1.06
Weighted-average shares outstanding:
Basic	191,938,402	174,352,079	191,825,646	173,388,077
Diluted	195,913,142	181,240,033	195,743,104	181,165,738
(a)For the three and nine months ended September 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026) totaling $1.4 million and $3.0 million, respectively, and executive severance totaling $1.1 million and $1.1 million, respectively. For the three and nine months ended September 30, 2025, adjustments include secondary offering costs of $1.4 million and $4.6 million, respectively; costs related to amended debt agreements totaling $0.6 million; lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.7 million, respectively, and executive severance costs totaling $0.0 million and $0.6 million, respectively.

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$103,863	$82,030	$248,187	$243,039
Interest paid	20,834	19,558	62,124	59,303
Purchase of PP&E and capitalization of internally developed software costs	(9,919)	(5,876)	(41,359)	(17,069)
Unlevered free cash flow	$114,778	$95,712	$268,952	$285,273

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	September 30,
	2026	2025
First lien term loan facility outstanding debt, current	$14,194	$11,668
First lien term loan facility outstanding debt, net of current portion	1,356,407	1,143,127
Receivables facility outstanding debt	100,000	80,000
Cash and cash equivalents	(30,820)	(421,056)
Investment securities	(246,075)	-
Net debt	$1,193,706	$813,739

Trailing Twelve Months Adjusted EBITDA	$540,575	$433,154

Adjusted gross leverage ratio	2.7x	2.9x
Adjusted net leverage ratio	2.2x	1.9x

Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2026
Net income	$31,025	$40,867	$43,283	$19,988	$135,163
Interest expense, net	19,297	19,646	20,647	22,872	82,462
Income tax expense	10,944	15,529	16,535	16,158	59,166
Depreciation and amortization	41,466	41,466	41,452	40,442	164,826
Stock-based compensation expense	24,442	13,803	11,446	12,198	61,889
Acquisition, integration and transaction costs	9,629	1,801	1,806	14,877	28,113
Asset and lease impairments	-	1,990	-	-	1,990
Other (a)	2,499	1,623	234	2,610	6,966
Adjusted EBITDA	$139,302	$136,725	$135,403	$129,145	$540,575
(a) Adjustments reflect costs associated with a cybersecurity incident (see Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026), costs related to amended debt agreements, secondary offering expenses, executive severance and lease-related costs associated with the relocation of our Louisville office.

Media Contact
Kristin Lee
kristin.lee@waystar.com
Investor Contact
Edward Parker
investors@waystar.com